EXHIBIT 10.1

ATLANTIC CAPITAL BANCSHARES, INC.
AMENDMENT TO WARRANT AGREEMENT
THIS AMENDMENT TO WARRANT AGREEMENT (the “Amendment”), dated effective as of __________ __, 2016, between Atlantic Capital Bancshares, Inc., a Georgia corporation (the “Corporation”), and _______________ (the “Warrant Holder”).
RECITALS
WHEREAS, the Corporation has granted to the Warrant Holder a certain warrant (the “Warrant”), which Warrant is evidenced by a certain warrant agreement (the “Warrant Agreement”), dated effective as of May 14, 2007, as amended and restated effective October 18, 2007, for _____ shares of the Corporation’s common stock (the “Common Stock”) at $____ purchase price, a copy of which Warrant Agreement is attached hereto as Exhibit A; and
WHEREAS, the Corporation and the Warrant Holder desire to amend Section 4(b) and Section 10(g) of the Warrant Agreement to permit payment of the Warrant purchase price by delivery and/or withholding of shares of Common Stock (in addition to any other permissible payment methods) and to permit satisfaction of any applicable tax withholding obligations by withholding of shares of Common Stock, with the remainder of the Warrant Agreement being unchanged; and
NOW, THEREFORE, in furtherance of the purposes described herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Warrant Holder hereby agree as follows:
1.Amendment of Section 4 (“Exercise of Warrant”) of Warrant Agreement. Section 4(b) of the Warrant Agreement shall hereby be amended by deleting the current provisions of Section 4(b) in its entirety and inserting the following in lieu thereof, with the remainder of Section 4 being unchanged:
“(b)    A cashier’s or certified check payable to the Corporation for the full amount of the aggregate Purchase Price for the number of shares as to which the Warrant is being exercised; provided that, except where prohibited by the Compensation Committee of the Board of Directors (the “Board”) of the Corporation or the Board (collectively, the “Administrator”) or any applicable laws, rules or regulations (and subject to such terms and conditions as may be established by the Administrator), payment may also be made (i) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Warrant Holder for such time period, if any, as may be determined by the Administrator; (ii) by shares of Common Stock withheld upon exercise; or (iii) by any combination of the foregoing methods. Shares delivered or withheld in payment of the Purchase Price shall be valued at their fair market value (as defined under the Corporation’s 2015 Stock Incentive Plan) (the “Fair Market Value”) on the date of exercise, as determined by the Administrator or its designee.”
2.    Amendment of Section 10 (“Representations and Warranties of Warrant Holder”) of Warrant Agreement. Section 10(g) (“Tax Consequences”) of the Warrant Agreement shall hereby be amended by inserting the following provisions at the end of Section 10(g), with the remainder of Section 10 being unchanged:
“Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit the Warrant Holder to satisfy such obligation in whole or in part, and any other local, state, federal, foreign or other income tax obligations relating to the Warrant, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the Warrant Holder is otherwise entitled upon exercise. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.”
3.    Continued Effect; Waiver and Release. By entering into this Amendment, the Warrant Holder hereby expressly acknowledges and agrees that except for the changes to the Warrant Agreement set forth in this Amendment, the Warrant Agreement shall continue in full force and effect. The Warrant Holder agrees to be bound by the terms of the Warrant Agreement and the Amendment. The Warrant Holder, for himself and his heirs, successors, assigns and anyone else claiming through or under him, knowingly and voluntarily releases and forever discharges the Corporation and its affiliates, officers, directors, employees, agents and representatives and the heirs, predecessors, successors and assigns of all of the foregoing from any and all claims, actions, causes of action or other liability, whether known or unknown, contingent or fixed, arising out of or in any way related to the modification of the Warrant Agreement, as described in the Amendment. The parties hereto agree that this Amendment, including the waiver and release contained in this Section 3, is a compromise of claims and shall not be construed as an admission of liability by any party.
4.    Certain Tax Matters. The Warrant Holder understands and acknowledges that the Corporation has made no warranties or representations to the Warrant Holder with respect to the tax consequences (including but not limited to income tax consequences) contemplated by the grant, vesting or exercise of the Warrant (or the acquisition or disposition of shares of Common Stock underlying the Warrant), the Warrant Agreement or this Amendment, and the Warrant Holder is in no manner relying on the Corporation or its representatives for an assessment of any such tax consequences. The Warrant Holder acknowledges that there may be adverse tax consequences related to the transactions contemplated hereby and that the Warrant Holder should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Amendment and the consequences thereof. The Warrant Holder also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Warrant Holder.
5.    No Obligation of Notice of Warrant Termination. The Warrant Holder understands and acknowledges that the Corporation assumes no obligation to advise the Warrant Holder or remind him of the pending expiration date of the Warrant.
6.    Amendment; Successors and Assigns; Waiver. This Amendment may be modified, amended or terminated only by the written consent of the parties hereto. Notwithstanding the foregoing, the Corporation shall have unilateral authority to amend this Amendment (without Warrant Holder consent) to the extent necessary to comply with applicable laws, rules and regulations or changes to applicable laws, rules and regulations. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns. This Amendment and the rights of the Warrant Holder hereunder may not be assigned or otherwise transferred by the Warrant Holder (whether by operation of law or otherwise) without the prior written consent of the Corporation. The waiver by the Corporation of a breach of any provision of this Amendment by the Warrant Holder shall not operate or be construed as a waiver of any subsequent breach by the Warrant Holder.
7.    Governing Law. Except as may be otherwise provided in the Warrant Agreement, this Amendment shall be construed and enforced according to the laws of the State of Georgia, without regard to the principles of conflicts of laws.
8.    Prior Understandings. This Amendment contains the entire agreement between the parties to this Amendment with respect to the subject matter of this Amendment and supersedes all prior understanding, agreements, representations and warranties, if any, with respect to such subject matter.
9.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.
IN WITNESS WHEREOF, this Amendment has been executed in behalf of the Corporation and the Warrant Holder on the day and year first above written.
ATLANTIC CAPITAL BANCSHARES, INC.
By:
Printed Name:
Title:
WARRANT HOLDER

Printed Name:

Exhibit A

Warrant Agreement Dated May 14, 2007,
as Amended and Restated October 18, 2007